EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                            Independent Accountants,


                              dated August 30, 2001


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Post-Effective Amendment No. Five to the Registration Statement on Form S-11 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule of CNL Retirement Properties, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Orlando, Florida
 August 30, 2001